UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2008

SED International Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084

(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

     On July 23, 2008, SED International Holdings, Inc. (the “Company”) entered into a Memorandum of Agreement (the “Agreement”) for the settlement of all litigation brought by Mark Diamond against the Company, its domestic subsidiaries and certain of its directors and entitled, “Mark Diamond v SED International Holdings, Inc, SED International, Inc and SED Magna (Miami), CA No. 2007CV131027, in the Superior Court of Fulton County, Georgia; Mark Diamond v. SED International, Inc., Case No. 2006-SOX-00044, ARB No. 08-033, U.S. Department of Labor; and Mark Diamond v. Jean Diamond, Melvyn Cohen and Stewart Aaron, CA No. 2007CV144583, in the Superior Court of Fulton County, Georgia”; which lawsuits are more fully described in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 filed pursuant to the Securities and Exchange Act of 1934, as amended. The Agreement contemplates that the parties will enter into a more definitive final Settlement and Release Agreement documenting their agreement that they have fully and finally settled and resolvedall claims that have been or could have been brought in the preceding litigations and also covers all appeals and proceedings related thereto. The settlement confirms that it does not include or constitute an admission by any of the parties that said party has engaged in any wrongful act or that said party has any liability to any of the other parties. The settlement was negotiated on behalf of the Company by three independent directors who were not the subject of any of these litigations. Management and the Board of Directors believe that settlement of these litigations will enable the Company to more effectively move forward with its business plans without the distraction and disruption of these litigations.

     Under the Agreement, the Company agreed to pay Mark Diamond the sum of $2.1 million, of which $325,000 will be paid by the Company’s insurance carriers, and to issue 200,000 shares of restricted common stock of the Company to an irrevocable trust for the benefit of the children of Mark Diamond. The issuance of these shares will be exempt from registration pursuant to Sections 4(2) of the Securities Act of 1933, as amended (the “Act”) and the stock certificates representing these shares will be imprinted with a legend restricting transfer unless pursuant to an effective registration statement or an exemption from registration under the Act. Mark Diamond is the son of Jean Diamond, the Chairman and CEO of the Company.

* * * * *

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated:	July 29, 2008	By:	/s/ Lyle Dickler

Lyle Dickler,
Chief Financial Officer